UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

 FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR (g) OF
THE SECURITIES EXCHANGE ACT OF 1934

LGI HOMES, INC.
(Exact name of registrant as specified in its charter)

Delaware	46-3088013
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

1450 Lake Robbins Drive,	Suite 430,
The Woodlands,	Texas	77380
(Address of principal executive offices)		(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be registered	Name of each exchange on which each class is to be registered
Common Stock, par value $0.01 per share	Nasdaq Texas, LLC

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c) or (e), check the following box. ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d) or (e), check the following box. ☐

If this form relates to the registration of a class of securities concurrently with a Regulation A offering, check the following box. ☐

Securities Act registration statement or Regulation A offering statement file number to which this form relates (if applicable): N/A

Securities to be registered pursuant to Section 12(g) of the Act: None

EXPLANATORY NOTE
This Registration Statement on Form 8-A (this “Form 8-A”) is being filed by LGI Homes, Inc. (the “Company”) with the Securities and Exchange Commission (the “Commission”) in connection with the dual listing of the Company’s common stock, par value $0.01 per share (the “Common Stock”), with Nasdaq Texas, LLC (“Nasdaq Texas”) under the trading symbol “LGIH.” The Common Stock is currently listed on The Nasdaq Global Select Market under the trading symbol “LGIH.”
Item 1. Description of Registrant’s Securities to be Registered.
The description of the Common Stock to which this Form 8-A relates, as may be amended from time to time, contained in Exhibit 4.1 of the Company’s most recent Annual Report on Form 10-K, as filed with the Commission on February 20, 2026, is incorporated herein by reference.
The Company expects the listing and trading of the Common Stock on Nasdaq Texas to commence on July 9, 2026 under the trading symbol “LGIH.”
Item 2. Exhibits.
Pursuant to the Instructions as to Exhibits for Form 8-A, no exhibits are required to be filed, because no other securities of the Company are registered on Nasdaq Texas, and the securities registered hereby are not being registered pursuant to Section 12(g) of the Securities Exchange Act of 1934, as amended.

SIGNATURE
Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

LGI HOMES, INC.
Date: July 8, 2026

	By:	/s/ Eric Lipar
Eric Lipar
Chief Executive Officer and Chairman of the Board